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                                                                  EXECUTION COPY

                     INSURANCE AND REIMBURSEMENT AGREEMENT

     THIS INSURANCE AND REIMBURSEMENT AGREEMENT (the "Insurance Agreement") is made as of August 1, 1997 by and among CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company ("CapMAC"), HEADLANDS MORTGAGE COMPANY, in its individual capacity ("Headlands") and as Seller (the "Seller") and Servicer (the "Servicer"), HEADLANDS MORTGAGE SECURITIES INC., as Sponsor (the "Sponsor"), and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as indenture trustee under the Indenture (as defined below) (The First National Bank of Chicago, as indenture trustee, and any successor indenture trustee appointed pursuant to the Indenture being hereinafter referred to as the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

     The Seller is the originator of assets consisting of adjustable rate home equity revolving credit line loans secured by mortgages and deeds of trust on certain residential properties (the "HELOCs") and has agreed to sell the HELOCs and related assets to the Sponsor pursuant to the HELOC Purchase Agreement (as defined below). The Sponsor will sell such HELOCs to a trust (the "Trust") pursuant to the Sale and Servicing Agreement dated as of August 1, 1997 (the "Sale and Servicing Agreement") among the Servicer, the Sponsor, the Trust and the Indenture Trustee; and

     CapMAC is authorized to transact a financial guaranty insurance business in the State of New York and has agreed to issue to the Indenture Trustee a surety bond substantially in the form of Exhibit A hereto (the "Surety Bond"); and

     The parties hereto, among other things, desire to specify the conditions precedent to issuance by CapMAC of the Surety Bond, the payment of the premium and other amounts in respect thereof, the reimbursement obligations of the Sponsor and the Servicer to CapMAC thereunder, and to provide for certain other matters related thereto.

     NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, CapMAC, Headlands, the Seller, the Servicer, the Sponsor and the Indenture Trustee agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01. General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

     "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended.

     "Base Rate" means the fluctuating rate of interest as published from time to time in the New York, New York edition of The Wall Street Journal, under the caption "Money Rates" as the "prime rate", the Base Rate to change when and as such published prime rate changes.

     "Change of Control" means with respect to Headlands, the merger or consolidation of Headlands or entrance by Headlands into any other corporate transaction whereby Headlands is not the successor entity, or whereby control of Headlands has changed with respect to management, or any corporate transaction whereby the families of Peter T. Paul and Dennis M. Hart shall collectively fail to own at least fifty-one percent (51%) of the voting stock of Headlands, unless CapMAC shall have otherwise consented thereto in writing.

     "Charged-Off Balance" means for any date of determination the aggregate Asset Balances on such date of all HELOCs that constitute Charged-Off Loans on such date.

     "Charged-Off Loan" means a defaulted HELOC that is not a Liquidated HELOC and as to which (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Asset Balance.

     "Charged-Off Percentage" means for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the average of the Charged-Off Balances as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balances as of the last day of each of the three immediately preceding Collection Periods.

     "Delinquent Asset Balance" means for any date of determination the aggregate Asset Balances on such date of all HELOCs with respect to which principal or interest are at least 60 days delinquent on such date.

     "Delinquency Percentage" means for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the average of the Delinquent Asset Balances as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balances as of the last day of each of the three immediately preceding Collection Periods.



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     "Headlands Credit Agreements" means (i) the First Amended and Restated
Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated as of September 1, 1996 between Headlands and Residential Funding Corporation as Lender; (ii) the Mortgage Loan Warehousing Agreement dated as of October 24, 1994, as amended, by and among Headlands, the Lenders named therein, The First National Bank of Chicago as Administrative Agent and the Collateral Agent; and all other credit, loan, financing or other similar agreements entered into by Headlands or by which Headlands is bound during the term of the Trust.

     "HELOC Purchase Agreement" means the HELOC Purchase Agreement dated as of August 1, 1997 between the Seller and the Sponsor.

     "Indemnification Agreement" means the Indemnification Agreement, dated August 18, 1997 among CapMAC, Headlands, the Sponsor and the Underwriter (as defined therein).

     "Indenture" means the Indenture dated as of August 1, 1997 between the Trust and the Indenture Trustee.

     "Investment Agent" means The First National Bank of Chicago, or any other Investment Agent appointed by CapMAC pursuant to Section 2.05 hereof to act as the Investment Agent for the Spread Account.

     "Net Excess Spread" means for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the product of (A) four (4) multiplied by (B) the sum, with respect to the three immediately preceding Collection Periods, of (i) Noteholders' Interest Collections as reported on the Servicing Certificate pursuant to Section 4.01 of the Sale and Servicing Agreement, for each of the three immediately preceding Collection Periods, in each case minus (ii) the sum of (A) the aggregate Loss Amounts during such three Collection Periods, (B) the Class A Note Interest paid to the Class A Noteholders with respect to such three Collection Periods, (C) the Class S Note Interest paid to the Class S Noteholders with respect to such three Collection Periods, (D) the Servicing Fees paid to the Servicer with respect to such three Collection Periods, (E) the Premiums at the Premium Fee Rate paid to CapMAC with respect to such three Collection Periods and (F) the trustee fees paid to the Indenture Trustee and the Owner Trustee with respect to such three Collection Periods, and the denominator of which is equal to the average of the Invested Amounts as of the last day of each of the four immediately preceding Collection Periods (and with respect to the third Distribution Date, the average of the Invested Amounts as of the last day of each of the three immediately preceding Collection Periods and the Original Invested Amount).

     "Premium Fee Rate" has the meaning given to such term in the Premium Side Letter.

     "Premium Side Letter" means the letter dated the Closing Date from CapMAC to Headlands setting forth the payment arrangements for the Premium on the Surety Bond and certain related expenses.



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     "Prospectus" means the prospectus dated July 17, 1997 and prospectus supplement dated August 18, 1997 relating to the offering of the Class A Notes and the Class S Notes filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended.

     "Registration Statement" means the Registration Statement on Form S-3 of the Sponsor on behalf of the Trust as issuer (Registration No. 33-28031), as amended, relating to the Class A Notes and the Class S Notes at the time it became effective under the Securities Act of 1933.

     "Repayment Amount" has the meaning given to such term in Section 2.04(a) hereof.

     "Servicing Standards" means, at any time, the quality of the Servicer's performance with respect to (i) compliance with the terms and conditions of the Sale and Servicing Agreement, and (ii) adequacy of the Servicer's servicing of the HELOCs, measured in accordance with industry standards and current and historical standards of the Servicer in respect of the servicing of all mortgage loans serviced by the Servicer, regardless of whether any such mortgage loan is owned by the Servicer.

     "Spread Account" means the account established by the Indenture Trustee pursuant to Section 4.03 of the Sale and Servicing Agreement entitled, "The First National Bank of Chicago, as Indenture Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Notes, Series 1997-1, Class A and Class S Notes and Capital Markets Assurance Corporation."

     "Spread Account Maximum" means an amount equal to the sum of (a) 4.00% of the Original Pool Balance plus (b) the aggregate of the Asset Balances of all HELOCs with respect to which any payment is, as of the end of the most recent Collection Period, six (6) or more months past due; provided, however, if, on any Distribution Date commencing on the third Distribution Date, the Net Excess Spread is less than 1.5%, then in such event, the Spread Account Maximum shall equal the sum of (a) 6.0% of the Original Pool Balance plus (b) the aggregate of the Asset Balances of all HELOCs with respect to which any payment is, as of the end of the most recent Collection Period, six (6) or more months past due; provided further, however, that upon the occurrence of a Rapid Amortization Event, then in such event, the Spread Account Maximum shall equal the Class A Note Principal Balance, as of the date of such determination. The Spread Account Maximum may consist of a combination of cash, the Certificateholders' Subordinated Amount and any Overcollateralization Amount; provided however that, following the Closing Date the cash portion of the Spread Account Maximum on deposit in the Spread Account shall not be less than an amount equal to 0.5% of the Original Pool Balance. The Spread Account Maximum may be amended or modified at the request of Headlands with the prior written consent of CapMAC and each Rating Agency.

     "Surety Bond" means, the Surety Bond No. SB12015 dated August 21, 1997 issued by CapMAC to the Indenture Trustee for the benefit of the Class A and

Class S Noteholders.

"Trigger Event" has the meaning given to such term in Section 6.01 hereof.

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     "Underwriting Agreement" means the Underwriting Agreement dated August 18,
1997 among Headlands, the Sponsor and the Underwriter (as defined therein).

     Section 1.02. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof," "hereto," "hereinbefore" and "hereinafter," and words of similar import, refer to this Insurance Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.

                                   ARTICLE II
                        THE SURETY BOND AND REIMBURSEMENT

     Section 2.01. Surety Bond. CapMAC agrees, subject to the conditions hereinafter set forth, on the Closing Date to issue the Surety Bond.

     Section 2.02. Conditions Precedent. The obligation of CapMAC to issue the Surety Bond under this Insurance Agreement is subject to the satisfaction of the following conditions on the Closing Date:

     (a) The following documents shall have been duly authorized, executed and delivered to the extent such entity is a party thereto by the Seller, the Servicer, Headlands, the Sponsor and the Indenture Trustee and all other parties thereto and shall be in full force and effect and in form and substance satisfactory to CapMAC and an executed counterpart of each thereof shall have been delivered to CapMAC:

          (i)    this Insurance Agreement;

          (ii)   the Sale and Servicing Agreement;

          (iii)  the HELOC Purchase Agreement;

          (iv)   the Indenture;

          (v)    the Trust Agreement;

          (vi)   the Underwriting Agreement;

          (vii)  the Indemnification Agreement; and

          (viii) all documents relating to the Headlands Mortgage Yield Maintenance Certificates, Series 1997-1.

(items (i) through (viii) collectively referred to herein as the "Transaction Documents").


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     (b) CapMAC shall have received:

          (i) copies, certified by the Secretary or an Assistant Secretary of Headlands and the Sponsor dated the Closing Date, of such corporation's charter and by-laws and the resolutions of the Board of Directors of each such corporation or a duly authorized committee thereof authorizing its execution and delivery of each of the Transaction Documents to which it is a party, and of all documents evidencing other corporate action and governmental approvals, if any, that are necessary for the consummation of the transactions contemplated in such documents;

          (ii) a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Headlands and the Sponsor, certifying the names and true signatures of its officers authorized to sign such documents;

          (iii) a certificate, dated the Closing Date, of the Treasurer or an Assistant Treasurer of Headlands and the Sponsor, certifying to the effect of the representation and warranty set forth in Section 3.02(h) hereof;

          (iv) a favorable opinion or opinions, dated the Closing Date, satisfactory in form and substance to CapMAC, from counsel to Headlands and the Sponsor, acceptable to CapMAC, to the effect that (A) each of the Transaction Documents to which it is a party has been duly executed and delivered by such entity and each constitutes the legal, valid and binding agreement of such entity, and each of the Sale and Servicing Agreement, this Insurance Agreement, the HELOC Purchase Agreement and the Trust Agreement, are enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, moratorium fraudulent conveyance or other laws of general applicability relating to or affecting creditors' rights generally from time to time in effect and general principles of equity, (B) the purchase and sale of the Initial HELOCs on the Closing Date and the rights to receive payments thereunder as contemplated by the HELOC Purchase Agreement constitutes a "true sale" by the Seller to the Sponsor, and that, in the event that the Seller were to become a debtor in a case under the Bankruptcy Code, the Initial HELOCs and the rights to receive payments thereunder would not constitute property of the estate of the Seller (under Section 541 of the Bankruptcy Code), and that therefore, the automatic stay (under Section 362(a) of the Bankruptcy Code) would not apply with respect to the Initial HELOCs and the rights to receive payment thereunder, and that in any such proceeding, the Sponsor would not be substantively consolidated with the estate of the Seller, (C) the transfer from the Sponsor to the Trust shall have created a duly perfected first priority security interest in the Initial HELOCs and all other assets transferred to the Trust pursuant to the Sale and Servicing Agreement, (D) [reserved], and (E) no registration with or consent or approval of any State or Federal governmental authority or regulatory body having jurisdiction over such entity is required in connection with the execution, delivery or performance of any such agreement which has not been obtained and with respect to such other matters, including taxation, as CapMAC may reasonably require;

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          (v) evidence reasonably satisfactory to CapMAC that a Uniform
     Commercial Code financing statement or statements covering the ownership interest of the Sponsor created by or pursuant to the HELOC Purchase Agreement in the Initial HELOCs and other assets transferred to the Sponsor pursuant to the HELOC Purchase Agreement and the proceeds thereof has been executed by the Seller in favor of the Sponsor, as purchaser, has been duly filed, or with the consent of CapMAC properly prepared for filing in such place or places which, in the opinion of counsel for the Sponsor and CapMAC, are necessary or desirable to protect said interests;

          (vi) evidence reasonably satisfactory to CapMAC that a Uniform Commercial Code financing statement or statements covering the security interest of the Trust created by or pursuant to the Sale and Servicing Agreement in the Initial HELOCs and other assets transferred to the Trust pursuant to the Sale and Servicing Agreement and the proceeds thereof has been executed by the Sponsor in favor of the Trust, as secured party, has been duly filed, or with the consent of CapMAC properly prepared for filing in such place or places which, in the opinion of counsel for the Sponsor and CapMAC, are necessary or desirable to protect said interests; and

          (vii) evidence, satisfactory to CapMAC and its counsel, of the release of all prior liens upon the HELOCs pursuant to the Headlands warehousing facility and all other Headlands Credit Agreements.

     (c) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

     (d) On the Closing Date CapMAC shall have received copies of specimens of the Class A and Class S Notes.

     (e) CapMAC shall have received an executed copy of all legal opinions, certificates, accountant's reports and other documents required to be furnished by the Seller, the Servicer and the Sponsor pursuant to the Transaction Documents or pursuant to the requirements of any Rating Agency rating the Class A and Class S Notes. Such documents shall be in form and substance satisfactory to CapMAC and each such legal opinion or certificate shall be addressed to CapMAC or accompanied by appropriate reliance letters to CapMAC except as otherwise agreed by CapMAC.

     (f) Simultaneously with the issuance of the Surety Bond, the Class A Notes and the Class S Notes shall have been duly executed and authenticated and delivered to the Underwriter pursuant to the Underwriting Agreement or otherwise.

     (g) On or prior to the Closing Date Headlands shall have paid all fees and disbursments payable as of the Closing Date pursuant to Section 5.06 hereof.


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     Section 2.03. Premium. On each Distribution Date, in consideration of the issuance by CapMAC of the Surety Bond, the Trust shall pay to CapMAC pursuant to
Section 8.3(a)(v) of the Indenture, and if and to the extent not so paid by the Trust. Headlands shall pay to CapMAC, and if and to the extent not so paid the Indenture Trustee shall pay, from the Spread Account pursuant to Section 2.05(d) of this Insurance Agreement, a premium (the "Premium") for each Interest Period, payable in arrears, in an amount equal to the product of (x) the Premium Fee Rate divided by twelve and (y) the outstanding Class A Note Principal Balance, determined as of the day immediately preceding the Distribution Date in respect of which the installment of the Premium is to be paid, or in the case of the first Distribution Date, as of the Closing Date.

     The premium for each Interest Period shall be calculated on the basis of a 360-day year for the actual number of days elapsed during the Interest Period in respect of which the premium is being calculated, and, with respect to the first Distribution Date, for the actual number of days elapsed from and including the Closing Date to and including the day preceding the first Distribution Date.

     Section 2.04. Reimbursment Obligations. (a) CapMAC shall be entitled to reimbursement for any payment made under the Surety Bond, which reimbursement shall be paid to CapMAC on the date that any amount is to be paid pursuant to a Notice for Payment (as defined in the Surety Bond), in an amount equal to the amount to be so paid and all amounts previously paid that remain unpaid, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Base Rate from time to time in effect plus 1.0% (the "Repayment Amount"). The Repayment Amount, shall be payable to CapMAC pursuant to Section 8.3(a)(vii) of the Indenture and the provisions of this Insurance Agreement. Except as expressly set forth in this Insurance Agreement, the Sale and Servicing Agreement and the Indenture, the obligation to pay to CapMAC the Repayment Amount shall not be recourse to the Seller, the Sponsor or the Servicer (or any person or organization acting on any of their behalf), the Indenture Trustee or any Securityholder or any affiliate, officer or director of any of them. CapMAC shall have full recourse against the Sponsor and the Servicer, as the case may be, with respect to drawings under the Surety Bond that arise from any event described in Section 2.04(b) hereof.

     (b) Anything in Section 2.04(a) to the contrary notwithstanding, CapMAC shall be entitled to reimbursement from (i) the Sponsor, for payments made under the Surety Bond arising as a result of such Sponsor's failure to repurchase (after giving effect to any substitution of an Eligible Substitute HELOC) any

HELOC required to be repurchased pursuant to Sections 2.03 or 2.05 of the Sale and Servicing Agreement, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Base Rate from time to time in effect plus 1%, and (ii) the Servicer, for payments made under the Surety Bond, arising as a result of the Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Sale and Servicing Agreement or failure to deposit into the Collection Account

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all amounts in connection with the repurchase of certain HELOCs in accordance with Section 3.06 of the Sale and Servicing Agreement, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Base Rate from time to time in effect plus 1.0%.

     (c) CapMAC shall have no right to set-off payments to be made under the Surety Bond against payments to be made to it by the Sponsor, the Servicer (or any person or organization acting on any of their behalf), the Trust, the Indenture Trustee or any Securityholder or any affiliate, officer or director of any of them.

     (d) Interest payable to CapMAC under this Insurance Agreement shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable on demand.

     Section 2.05. The Spread Account. On or prior to the Closing Date, Headlands shall deposit into the Spread Account an amount equal to 0.50% of the Original Pool Balance. On each Distribution Date the Indenture Trustee shall deposit Noteholders' Interest Collections to the Spread Account until the amount on deposit therein equals 0.50% of the Original Pool Balance in accordance with
Section 8.3(a)(vii) of the Indenture.

     (a) All funds on deposit in the Spread Account shall be invested in Eligible Investments, which are short term instruments, having a rating in the highest applicable category of each Rating Agency, in each case as shall be specified by the Investment Agent in writing to the Indenture Trustee which shall mature not later than the Business Day preceding the next Distribution Date and shall be held to maturity. Each such instruction shall designate specific investments and shall certify that the investments specified have the required short term rating, mature at the time required hereby and are otherwise permitted hereby. Income earned on funds deposited to the Spread Account, if any, shall be considered a part of the Spread Account. The Sponsor will report for Federal, state and local income tax purposes the income, if any, represented by the Spread Account and may not assign, transfer or otherwise convey its rights under this Insurance Agreement, the Sale and Servicing Agreement and the Indenture to receive any amounts from the Spread Account. CapMAC and the

Indenture Trustee on behalf of the Class A and Class S Noteholders, hereby appoint The First National Bank of Chicago as Investment Agent, which appointment The First National Bank of Chicago accepts to act as agent on behalf of CapMAC and the Indenture Trustee on behalf of the Class A and Class S Noteholders for investing all cash at any time on deposit in the Spread Account. CapMAC and the Indenture Trustee hereby direct the Investment Agent to invest all cash at any time on deposit in the Spread Account in accordance with this
Section 2.05(a). In making investments of funds on deposit in the Spread Account, the Indenture Trustee may conclusively assume that The First National Bank of Chicago is entitled to direct the investment of such funds pursuant to this Section 2.05 until such time as the Indenture Trustee is otherwise notified in writing by CapMAC. The Indenture Trustee shall not be liable for any loss incurred in connection with any

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investment in the Spread Account, except for losses with respect to investments in any investment issued or guaranteed by the Indenture Trustee.

     (b) CapMAC hereby irrevocably instructs the Indenture Trustee to cause amounts on deposit in the Spread Account to be paid as provided for in Section 2.05(d) hereof.

     (c) [reserved]

     (d) Funds deposited to the Spread Account shall be applied, by the Indenture Trustee, on each Distribution Date, in the following order of priority: first, to pay to the Class A Noteholders, the amount by which Noteholders' Interest Collections and amounts transferred from the Deferred Interest Account on such Distribution Date pursuant to Section 8.8 of the Indenture are insufficient (after application of funds pursuant to Section 8.3(a)(i) of the Indenture) to pay Class A Note Interest payable pursuant to
Section 8.3(a)(i) of the Indenture; second, to pay to the Class S Noteholders the amount by which Noteholders' Interest Collections and amounts transferred from the Deferred Interest Account on such Distribution Date pursuant to
Section 8.8 of the Indenture are insufficient (after application of funds pursuant to Section 8.3(a)(i) and 8.3(a)(ii) of the Indenture) to pay Class
S Note Interest payable pursuant to Section 8.3(a)(ii) of the Indenture;
third, to pay to the Class A Noteholders, after the distribution of Principal Collections to Class A Noteholders in accordance with Sections 8.3(b) and 8.7(c)(iii) and all other amounts allocable to principal including amounts pursuant to Sections 8.3(a)(iii), (iv) and (viii) of the Indenture and after giving effect to the application of Certificateholders' Available Funds pursuant to Section 8.3(c) of the Indenture and after the Certificateholders' Subordinated Amount has been reduced to zero, the amount by which the Class A Note Principal Balance exceeds the Invested Amount, fourth, to the extent not paid pursuant to Section 8.3(a)(v) of the Indenture and to the extent not paid by Headlands pursuant to Section 2.03 hereof, to pay the Premium for the Surety Bond; fifth, to satisfy the obligations of the Sponsor and of the Servicer to pay interest to CapMAC under this Insurance Agreement; sixth, to CapMAC to satisfy the obligations of the Sponsor and the Servicer under this Insurance Agreement; including, but not limited to, payment of reimbursement to CapMAC for drawings under the Surety Bond described in Section 2.04(b) of this Insurance Agreement; and seventh, all remaining amounts in excess of the Spread Account Maximum, after payment of all amounts pursuant to Section 8.3(a)(xiv) of the Indenture, if any, to the Certificateholders.

     (e) Upon (i) the termination of the Surety Bond and (ii) the payment in full of the Class A and Class S Notes, then, upon written direction of CapMAC, the Indenture Trustee shall release all funds deposited in the Spread Account to the Sponsor; provided however that, if upon such termination and payment in full of the Class A and Class S Notes, the long term unsecured debt rating of Headlands is not BBB or better by Standard & Poor's and Baa3 or better by Moody's, funds deposited in the Spread Account shall be retained until the end of 124 days following the last to occur of (i) and (ii) above, provided further however, that if an insolvency event of the type described in Section 6.01 of the Sale and Servicing Agreement with respect to any of the Trust, the Sponsor, the Seller or Servicer or the holder of the Certificates, shall have occurred during such 124 day period, then funds deposited in the Spread Account shall be retained until the date all applicable statute of limitation periods with respect to all applicable

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preference actions and periods have expired and during which time no preference action or similar proceeding at law or in equity is commenced. at which time CapMAC shall direct the Indenture Trustee in writing to release all amounts in the Spread Account to the Sponsor. In the event that any preference action referred to above is commenced during any applicable statute of limitations period, funds deposited in the Spread Account shall be retained until the date on which there is a final determination by a court of competent jurisdiction as to whether any payment or payments made pursuant to the Indenture, the Sale and Servicing Agreement, the HELOC Purchase Agreement, the Indemnification Agreement, or this Insurance Agreement is recoverable from either CapMAC, the Class A Noteholders or the Class S Noteholders. If it is so determined that a payment is so recoverable, funds deposited in the Spread Account shall be applied by the Indenture Trustee at the written direction of CapMAC first to pay any and all such claims with respect to such preference actions as the Class A Noteholders, the Class S Noteholders and CapMAC may be required to pay and then to the Sponsor. If it is determined that any such payment is not recoverable, CapMAC shall direct the Indenture Trustee in writing to release all amounts on deposit in the Spread Account to the Sponsor upon receipt by CapMAC of both a final order determining that such payments are not recoverable and an opinion of nationally recognized bankruptcy counsel to the effect that such order is final and not subject to appeal. For purposes of compliance with this paragraph (e), the Indenture Trustee shall be entitled to rely on written instructions from CapMAC.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


     Section 3.01. Representations and Warranties of Headlands, the Seller and the Servicer. Each of Headlands, the Seller and the Servicer represents and warrants to CapMAC, as of the Closing Date that:

     (a) It is duly organized, validly existing as a corporation in good standing under the laws of the State in which it was incorporated, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Transaction Documents to which it is a party, and to cause the Notes and the Certificates to be issued; and it is duly qualified as a foreign corporation in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on its business or financial condition. Each of Headlands, the Seller and the Servicer is duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods, and real estate (whether commonly called "small loan laws", "consumer finance laws", "sales finance laws" or "mortgage finance laws"), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which it does business, its business as currently conducted.

     (b) It has the corporate power, authority and right to make, execute, deliver and perform the Transaction Documents to which it is a party, and all of the transactions contemplated hereby and thereby and, as Seller, to convey the HELOCs, the rights to payment thereunder and the

Subsequent HELOCs to the Sponsor, and has taken all necessary corporate action to authorize the execution, delivery and performance of the above stated Agreements. When executed and delivered, this Insurance Agreement, the Sale and Servicing Agreement, the Indemnification Agreement, and the HELOC Purchase Agreement, will constitute its legal, valid and binding agreement, and each of this Insurance Agreement, the Sale and Servicing Agreement and the HELOC Purchase Agreement, will be enforceable in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally from time to time in effect. The enforceability of its obligations under such agreements is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

     Section 3.02. Representations and Warranties of Headlands, the Seller, the Servicer and the Sponsor. Each of the Seller, the Servicer and the Sponsor represents and warrants to CapMAC, as of the Closing Date that:

     (a) It is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration with, any Federal, State or local governmental authority, or regulatory body, bureau or agency in connection with the execution, delivery or performance of the Transaction Documents to which it is a party, that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.


     (b) The execution, delivery and performance of the Transaction Documents to which it is a party, do not violate any provision of any existing law or regulation applicable to it or any order or decree of any court to which it is subject; nor do they violate any of its organizational or corporate documents, including, without limitation, its articles or certificate of incorporation or its by-laws; nor does it violate any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound.

     (c) There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending, or, to its knowledge, threatened, with respect to the Transaction Documents or the transactions contemplated hereby or thereby, or the issuance of the Notes or the Certificates and there is no such litigation or proceeding against it or any significant portion of its properties pending, or to its knowledge, threatened, in each case which could, in its opinion, be reasonably expected to have a material adverse effect on the transactions contemplated by the Transaction Documents.

     (d) Each of the representations and warranties made by it in the Transaction Documents are true and correct in all material respects.

     (e) Headlands has heretofore furnished CapMAC copies of the audited financial statements for Headlands for the year ended December 31, 1996 and unaudited financial statements for Headlands for the two fiscal quarters ending on June 30, 1997. Such financial statements (including the notes thereto) have been prepared in conformity with generally accepted accounting principles for the periods involved and present fairly the financial condition of Headlands as at the date thereof and the results of the operations and the changes in the financial position of Headlands for the periods indicated. Since December 31, 1996, and since June 30, 1997, there has been no material adverse change in the business, operations or financial condition of Headlands, except as previously disclosed in writing to CapMAC.

     (f) [reserved]

     (g) [reserved]

     (h) The execution and delivery of the Transaction Documents by the Sponsor and Headlands, and the consummation of the transactions contemplated by such agreements (including the transfer of the HELOCs by the Seller to the Sponsor pursuant to the HELOC Purchase Agreement and by the Sponsor to the Trust pursuant to the Sale and Servicing Agreement) were not made (i) in contemplation of the insolvency of the Sponsor or Headlands, (ii) with the intent to hinder, delay or defraud any creditor of the Sponsor or Headlands, any federal banking agency or any other person or entity, (iii) after the commission of any act of insolvency by the Sponsor or Headlands, or (iv) without fair consideration. Each of Headlands, and the Sponsor is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value in relation to and after giving effect to the Seller's transfer to the Sponsor and the Sponsor's transfer to the Trust of the Initial HELOCs, the rights to payment thereunder and the Subsequent HELOCs and the consummation of the other transactions contemplated by the aforementioned agreements. Each of Headlands and the Sponsor was solvent at the time of, and will not be rendered insolvent by virtue of, such transfers and transactions. By consummating the transactions contemplated by the aforementioned agreements, each of Headlands and the Sponsor does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they become due.

     Section 3.03 Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to CapMAC as of the Closing Date:

     (a) It is duly organized, validly existing as a corporation in good standing under the laws of the State in which it was incorporated with the full right, power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Transaction Documents to which it is a party, and to cause the Notes and the Certificates to be issued; and it is duly qualified as a foreign entity in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on its business or financial condition. The Sponsor is duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods, and real estate (whether commonly called "small loan laws", "consumer finance laws", "sales finance laws" or "mortgage finance laws"), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which it does business, its business as currently conducted.

     (b) It has the power, authority and right to make, execute, deliver and perform the Transaction Documents to which it is a party, and all of the transactions contemplated hereby and thereby and, as Sponsor, to convey the HELOCs, the rights to payment thereunder and the

Subsequent HELOCs to the Trust, and has taken all necessary corporate action to authorize the execution, delivery and performance of the above stated Agreements. When executed and delivered, each of the Transaction Documents to which it is a party will constitute its legal, valid and binding agreement, and each of this Insurance Agreement, the Sale and Servicing Agreement, the Trust Agreement and the HELOC Purchase Agreement, will be enforceable in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally from time to time in effect. The enforceability of is obligations under such agreements is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.


     (c) The Sponsor is a special purpose subsidiary of Headlands and Headlands is the 100% owner of the issued and outstanding ownership interests in the Sponsor.

     (d) The Sponsor was organized for the limited purpose of engaging solely in the type of transactions described in the Prospectus, other similar transactions and any activities incidental to and necessary and convenient for the accomplishment of such purposes.

     (e) The Sponsor is the holder of the Certificates.

                                   ARTICLE IV
                                   COVENANTS

     Section 4.01 Covenants of the Servicer. The Servicer hereby covenants and agrees that during the term of this Insurance Agreement:

     (a) It shall comply in all material respects with the terms and conditions of this Insurance Agreement and the Sale and Servicing Agreement and shall provide CapMAC with written notice immediately upon becoming aware of any material breach by it of the provisions of either agreement.

     (b) It shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, such compliance to include, without limitation, usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection and privacy laws and payment before delinquency of all taxes, assessments and governmental charges imposed upon it or upon its property (except to the extent contested in good faith if properly reserved in accordance with generally accepted accounting principles, or regulatory accounting principles, as the case may be, consistently applied), if the effect of such noncompliance would have a material adverse effect on the Servicer's performance of its obligations under this Insurance Agreement and the Sale and Servicing Agreement.

     (c) It will furnish to CapMAC a copy of each material certificate, report, statement, notice or other written communication furnished by or on behalf of it, to Securityholders or to Indenture Trustee concurrently therewith and furnish to CapMAC promptly after receipt thereof, a copy of each notice, demand or other communication received by it from the Indenture Trustee, Noteholders representing 25% or more of the aggregate percentage interest of the outstanding principal balances of the Notes or any Rating Agency then rating the Notes with respect to any of the Notes, this Insurance Agreement, the Sale and Servicing Agreement and the Indenture.


     (d) It will, on or before each Determination Date, furnish to CapMAC a copy of the Servicing Certificate, as defined in the Sale and Servicing Agreement, with respect to the Collection Period relating to such Determination Date.

     (e) It will, at all times during the term hereof, upon the reasonable request of CapMAC and upon reasonable notice, permit CapMAC or its authorized agent, at reasonable times, at no charge, to inspect and audit the Mortgage Files and any other documents and records relating to the servicing of the HELOCs, including computer records relating to the HELOCs and will cause its personnel to assist in any examination of such records. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably interfere with the business of the Servicer, its normal operations or its employee or customer relations. Any information obtained by CapMAC pursuant to the activities contemplated in this Section 4.01(e) shall be held in confidence by CapMAC unless (i) such information has become available to the public other than as a result of a disclosure by or through CapMAC or (ii) such information was available to CapMAC on a nonconfidential basis prior to its disclosure to CapMAC hereunder, or (iii) CapMAC should be required in connection with any legal or regulatory proceeding to disclose such information; provided, that, in any such instance, CapMAC will use its best efforts to notify the Servicer of its intention to make any such disclosure immediately upon determination to make any such disclosure. The Mortgage Files and records relating thereto will be maintained at the addresses and locations as the Servicer shall have notified CapMAC in writing prior to the Closing Date and as the Servicer shall otherwise advise CapMAC in writing.

     (f) It will furnish to CapMAC the following:

          (i) immediately upon the occurrence thereof, notice of any event constituting an Event of Servicing Termination under the Sale and Servicing Agreement or a Trigger Event, and as soon as possible, and in any event within five days after the occurrence of each Event of Servicing Termination or Trigger Event or each condition, event or act which with the notice or lapse of time or both would constitute such an Event of Servicing Termination or Trigger Event, continuing on the date of such statement, a statement of a Vice President or other authorized officer setting forth details of such Event of Servicing Termination or Trigger Event or condition, event or act and the action which the Servicer proposes to take with respect thereto;

          (ii) as soon as available in any year in which an annual report to shareholders is prepared, a copy of such report for such year, if any such annual report is prepared;

          (iii) [reserved]

          (iv) promptly, notice of (x) each action, suit or proceeding before any court, tribunal or other governmental authority or other regulatory body or any arbitrator which may materially adversely affect its condition or operations, financial or otherwise; and (y) any dispute or the commencement of any proceeding with respect to any of its obligations under the Sale and Servicing Agreement, the Indemnification Agreement, or the HELOC Purchase Agreement; and (z) such other information respecting its business, properties, condition or operations, financial or otherwise as CapMAC may from time to time reasonably request in writing;

          (v) no later than each Determination Date the Servicing Certificate together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, in accordance with Section 4.01 of the Sale and Servicing Agreement; and

          (vi) such other information as CapMAC may reasonably require.

     (g) Unless otherwise consented to in writing by CapMAC, Headlands will remain the majority interest holder in the Sponsor, and 100% of the issued and outstanding ownership interests in the Sponsor will continue to be owned by Headlands.

     Section 4.02 Covenants of the Sponsor. The Sponsor, hereby covenants and agrees that during the term of this Insurance Agreement:

     (a) It shall comply in all material respects with the terms and conditions of the Transaction Documents and enforce its rights thereunder for the benefit of CapMAC and shall provide CapMAC with written notice immediately upon becoming aware of any material breach by it of the provisions of any such agreement.

     (b) It shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties (except to the extent contested in good faith if properly reserved in accordance with generally accepted accounting principles or regulatory accounting principles, as the case may be, consistently applied), if the effect of noncompliance thereof would have a material adverse effect on its performance of its obligations under the Transaction Documents.

     (c) The Sponsor hereby covenants each of the covenants of the Sponsor set forth at Section 2.06 of the Sale and Servicing Agreement to CapMAC.

     (d) It will furnish to CapMAC the following:

          (i) as soon as available and in any event within 90 days after the close of each fiscal quarter, (A) quarterly financial statements for the Sponsor and for Headlands and its subsidiaries, prepared in accordance with generally accepted accounting principles for the period involved and presenting fairly the financial condition of the Sponsor and Headlands and its subsidiaries, as the case may be, as at the date thereof and the results of the operations and the changes in the financial position of the Sponsor and of Headlands and its subsidiaries for the period indicated, (provided that for any period for which the Sponsor is consolidated for accounting purposes with Headlands, no separate quarterly financial statements for the Sponsor need be delivered hereunder) or if filed, a report on Form 10-Q relating to any such entity filed with the Securities and Exchange Commission containing all such information;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year, annual audited financial statements prepared in accordance with generally accepted accounting principles for the period involved and presenting fairly the financial condition of the Sponsor and of Headlands and its subsidiaries as at the date thereof and the results of the operations and the changes in the financial position of the Sponsor and of Headlands and its subsidiaries for the period indicated (provided that for any period for which the Sponsor is consolidated for accounting purposes with Headlands, the Sponsor need not deliver separate annual audited financial statements hereunder) or if filed. a report on Form 10-K relating to any such entity filed with the Securities and Exchange Commission containing all such information;

          (iii) as soon as available, and in any event within 30 days after filing, each report on Form 8-K filed with the Securities and Exchange Commission that contains any matter that may have a material adverse effect upon the transactions contemplated hereunder, under the Transaction Documents or on the HELOCs; provided, however, CapMAC may at any time request the delivery of any such Form 8-K, which Form 8-K will be delivered to CapMAC forthwith; and

          (iv) such other information as CapMAC may reasonably require.

     (e) Unless CapMAC otherwise consents in writing, it will remain a wholly owned subsidiary of Headlands and 100% of the issued and outstanding ownership interests in the Sponsor will continue to be owned by Headlands.

     (f) It will not engage at any time in any business or business activity other than such activities expressly set forth or authorized in its corporate documents, including its Certificate of Incorporation and its By-Laws, delivered to CapMAC on or prior to the Closing Date;

     (g) It will not amend its Certificate of Incorporation without the prior written consent of CapMAC;

     (h) It will not sell, transfer, hypothecate or otherwise dispose of or encumber the Certificates without the prior written consent of CapMAC (except in connection with the issuance of Yield Maintenance Certificates contemporaneously herewith).

     (i) [reserved]

     (j) It will not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into the Sponsor or convey, transfer or lease its properties and assets substantially as an entirety to the Sponsor without the prior written consent of CapMAC;

     (k) It will not:

          (i) Fail to do all things necessary to maintain its corporate existence separate and apart from Headlands and any other Person, including, without limitation, holding regular meetings of its board of directors and its shareholders and maintaining appropriate corporate books and records (including a current minute book);

          (ii) Except as otherwise expressly provided in its Certificate of Incorporation and its By-laws, suffer any limitation on the authority of its own officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any person other than its own officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own officers would customarily be responsible;

          (iii) Fail to (A) maintain or cause to be maintained by an agent of the Sponsor under the Sponsor's control physical possession of all its corporate books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets,
     (D) segregate and identify separately all of its assets from those of any other Person, (E) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Sponsor or
     (F) maintain separate offices with a separate telephone number from those of Headlands; or

          (iv) except as may be provided in the Sale and Servicing Agreement, commingle its funds with those of Headlands or any affiliate thereof or use its funds for other than the Sponsor's uses.

     (1) It shall include in any offering document for the Notes only information concerning CapMAC that is supplied or consented to in writing by CapMAC expressly for inclusion therein.

                                    ARTICLE V

                               FURTHER AGREEMENTS

     Section 5.01 Obligations Absolute. The obligations of the Sponsor and Headlands, individually and as Seller and Servicer pursuant to this Insurance Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms hereof, irrespective of:

     (a) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, the Transaction Documents;

     (b) any amendment or waiver of, or consent to departure from, the Surety Bond or the Transaction Documents;

     (c) the existence of any claim, set off, defense or other rights either may have at any time against the other, the Indenture Trustee, any beneficiary or any transferee of the Surety Bond (or any persons or entities for whom the Indenture Trustee, any such beneficiary or any such transferee may be acting), CapMAC or any other person or entity whether in connection with the Surety Bond, the Transaction Documents or any unrelated transactions;

     (d) any statement or any other document presented under the Surety Bond (including any Notice for Payment) proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (e) the inaccuracy or alleged inaccuracy of any Servicing Certificate or Notice for Payment upon which any drawing under the Surety Bond is based;

     (f) payment by CapMAC under the Surety Bond against presentation of a draft or certificate which does not comply with the terms of the Surety Bond, provided that such payment shall not have constituted gross negligence or wilful misconduct of CapMAC;

     (g) the bankruptcy or insolvency of CapMAC, the Trust or any other party;

     (h) any default or alleged default of CapMAC under the Surety Bond;

     (i) any defense based upon the failure of the Trust to receive all or part of the proceeds of the sale of the Class A Notes and the Class S Notes or of the Servicer to receive any or all of the Servicing Fee payable pursuant to the Sale and Servicing Agreement or other compensation required under the Sale and Servicing Agreement or otherwise, or any nonapplication or misapplication of the proceeds of any drawing upon any Surety Bond; or

     (j) any other circumstance or happening whatsoever, provided, that, the same shall not have constituted gross negligence or willful misconduct of CapMAC.

     Section 5.02 Reinsurance and Assignments. CapMAC shall have the right to give paricipation's in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to any Surety Bond, provided that CapMAC agrees that any such disposition will not alter or affect in any way whatsoever CapMAC's direct obligations hereunder and under the Surety Bond and provided further that any reinsurer or participant will not have any rights against the Trust, the Sponsor, the Seller, the Servicer, Headlands, the Securityholders or the Indenture Trustee and that none of such aforementioned parties shall have any obligation to have any communication or relationship whatsoever with any reinsurer or participant in order to enforce the obligations of CapMAC hereunder and under the Surety Bond.

     None of the Sponsor, the Servicer, the Seller or Headlands may assign its obligations under this Insurance Agreement without the prior written consent of CapMAC, such consent not to be unreasonably withheld.

     Section 5.03 Liability of CapMAC. Each of the Sponsor and Headlands agrees that neither CapMAC, nor any of its officers, directors or employees shall be liable or responsible for (except to the extent of its or their own gross negligence, willfull misconduct or bad faith): (a) the use which may be made of the Surety Bond by or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to CapMAC, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, CapMAC may accept documents that appear on their face to be in order, without responsibility for further investigation.

     Section 5.04 Successor Servicer. Any successor Servicer, by accepting its appointment pursuant to the Sale and Servicing Agreement (a) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and subject to the duties and obligations of the Servicer hereunder,
(b) as of the date of its acceptance, shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in Sections
3.01 and 3.02 hereof, to the extent applicable. and (c) shall agree to indemnify and hold harmless CapMAC from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which CapMAC may incur (or which may be claimed against CapMAC) by reason of the gross negligence or willful misconduct of the successor Servicer in exercising its powers and carrying out its obligations as Servicer under the Sale and Servicing Agreement. No such appointment shall make the successor Servicer responsible with respect to any liabilities of the outgoing Servicer incurred prior to such appointment or for any acts, omissions or misrepresentations of such outgoing Servicer.

     Section 5.05 Appointment of Paying Agent. CapMAC hereby consents to the appointment of the Indenture Trustee as the Note Paying Agent.

     Section 5.06 Fees and Expenses. (a) Headlands or the Sponsor shall pay, in accordance with the Premium Side Letter, CapMAC's attorneys' fees plus expenses, and other reasonable costs and expenses (including without limitation accountants' fees not to exceed $5,000) incurred by CapMAC in connection with the negotiation, preparation, execution and delivery of the

Prospectus, this Insurance Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Indemnification Agreement and all other documents delivered with respect thereto, and all Rating Agency fees incurred at any time by CapMAC in connection with this Insurance Agreement and the transactions described in the Sale and Servicing Agreement. All such fees, costs and expenses shall be payable on the Closing Date upon the presentation of an invoice for any such fees, costs and expenses, provided that if an invoice therefor is presented to Headlands or the Sponsor subsequent to the Closing Date the amount of such invoice shall be payable on the date it is presented.

     (b) Each of Headlands and the Sponsor agrees to pay all reasonable costs and expenses (including those of legal counsel) incurred by CapMAC in connection with any modification, waiver, amendment, revision or similar action with respect to the Transaction Documents and/or any other document or agreement executed in connection with the transactions contemplated by this Insurance Agreement; and/or the enforcement against the Sponsor, the Seller, the Servicer or Headlands of CapMAC's rights under the Transaction Documents or any other document or agreement executed in connection with the transactions contemplated by this Insurance Agreement.

                                   ARTICLE VI
                            TRIGGER EVENTS; REMEDIES

     Section 6.01 Trigger Events. (a) The occurrence of any of the following events shall constitute a Trigger Event hereunder:

          (i) the Seller or the Sponsor, as the case may be, shall fail to pay when due or deposit when required any amount payable by it under the HELOC Purchase Agreement, the Sale and Servicing Agreement or this Insurance Agreement, and such failure shall continue for two (2) Business Days after notification that such payment or deposit is required to be made, and such failure results in a draw on the Surety Bond;

          (ii) the Servicer shall fail to pay when due or deposit when required any amount payable by it under the Sale and Servicing Agreement or this Insurance Agreement, and such failure shall continue for two (2) Business Days after notification that such payment or deposit is required to be made, and such failure results in a draw on the Surety Bond;

          (iii) a "Rapid Amortization Event" shall occur under the Indenture;

          (iv) an "Event of Servicing Termination" occurs under the Sale and Servicing Agreement;

          (v) CapMAC determines that the performance of the Servicer under the Sale and Servicing Agreement is not, in the reasonable opinion of CapMAC, in conformity with Servicing Standards;

          (vi) An insolvency event as described in Section 6.01(iii) or (iv) of the Sale and Servicing Agreement shall occur with respect to Headlands, any of its affiliates, the Sponsor, or the Trust;

          (vii) The Transaction Documents including without limitation the Sale and Servicing Agreement, the Indenture and this Insurance Agreement shall cease to be in full force and effect, or the interest of the Indenture Trustee on behalf of the Noteholders in the HELOCs and all other property transferred to it pursuant to the Sale and Servicing Agreement shall cease to be a perfected first priority security interest;

          (viii) A Change of Control shall occur with respect to Headlands;

          (ix) Headlands shall be in material breach or violation of any financial covenants, or an event of default has occurred with respect to any of the Headlands Credit Agreements;

          (x) failure of the Servicer, if the Servicer is Headlands, to maintain a minimum volume in its mortgage servicing portfolio of $2 billion, calculated by the aggregate outstanding principal balances of all mortgage loans serviced by the Servicer, calculated in accordance with the Servicer's credit and collection policy;

          (xi) failure by Headlands and its subsidiaries on a consolidated basis to maintain the following financial covenants, all calculations thereof to be made in accordance with GAAP. Commencing on September 30, 1997 and as of the end of each fiscal quarter thereafter:

               (i) shareholder's equity equal to not less than $15,000,000; and

               (ii) a ratio of total liabilities to shareholder's equity of not greater than 20 to 1;

          (xii) failure by the Servicer, if the Servicer is Headlands, to implement a third party servicing system mutually acceptable to the Servicer and CapMAC within 90 days after availability of the system;

          (xiii) the Delinquency Percentage (for any Distribution Date commencing with the third Distribution Date) shall exceed 4 percent;

          (xiv) the Charged-Off Percentage (for any Distribution Date commencing with the third Distribution Date) shall exceed 2 percent.

     (b) Upon the occurrence of any Trigger Event CapMAC may, unless otherwise waived by CapMAC in writing (so long as no Credit Enhancer Default shall have occurred and be continuing):

          (i) inform the Indenture Trustee of the occurrence of any Trigger Event and inform the Indenture Trustee of any other information CapMAC may have with respect to the performance of the Servicer; or

          (ii) with respect to a Trigger Event other than as set forth at
     Section 6.01 (ii), (iv) and (v), require, so long as there has been no Credit Enhancer Default, that the Indenture Trustee deliver a notice to the Servicer declaring that a Rapid Amortization Event has occurred as of the date of such notice; or

          (iii) with respect to any Trigger Event set forth in this Section 6.01, so long as there has been no Credit Enhancer Default, terminate all of the rights and obligations of the Servicer as servicer under the Sale and Servicing Agreement in accordance with Section 6.01 of the Sale and Servicing Agreement; and/or

          (iv) take action or cause the Indenture Trustee or a designated Successor Servicer to take action to intercept payments made by or on behalf of Obligors, direct that payment of all amounts payable under any HELOC be made directly to the Indenture Trustee, and require that Headlands give notice of the Indenture Trustee's interest in the HELOCs to each Obligor and direct that payments be made directly to the Indenture Trustee.

     The remedies set forth in this Section 6.01 shall be in addition to any other remedies that CapMAC may have in equity or at law.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.01 Amendments, Etc. No amendment or waiver of any provision of this Insurance Agreement, nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto, with written notice thereof to each Rating Agency; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 7.02 Notices. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:


     If to the Seller or the Servicer:
     ---------------------------------

               Headlands Mortgage Company
               700 Larkspur Landing Circle, Suite 250
               Larkspur, CA 94939
               Attention: Peter T. Paul, President
               Telephone: (415) 461-6790
               Facsimile: (415) 461-2128


     If to the Sponsor:
     ------------------

               Headlands Mortgage Securities Inc.
               700 Larkspur Landing Circle, Suite 240
               Larkspur, CA 94939
               Attention: Gilbert MacQuarrie, Vice President
               Telephone: (415) 461-6790
               Facsimile: (415) 461-5320


     If to CapMAC:
     -------------

               Capital Markets Assurance Corporation
               885 Third Avenue, 14th Floor
               New York, New York 10022
               Attention: Managing Director,
                              Credit Enhancement
               Telephone: (212) 891-4271
               Facsimile: (212) 755-5462


     If to the Indenture Trustee:
     ----------------------------

               The First National Bank of Chicago
               One North State Street - 9th Floor
               Chicago, Illinois 60602-0126
               Attention: Corporate Trust
                              Administration Department
               Telephone: (312) 732-4000
               Facsimile: (312) 407-1708

     Section 7.03 No Waiver, Remedies and Severability.. No failure on the part of CapMAC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by CapMAC hereunder is unavailable or unenforceable shall not affect in any way the ability of CapMAC to pursue any other remedy available to it. In the event any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 7.04 Payments. (a) All payments to CapMAC hereunder shall be made in lawful currency of the United States and in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to BK OF NYC/CTR/BBK = IOC 565 INST'L CUSTODY ABA #021000018 Account: CapMAC #052040 Re: Headlands Series 97-1 or to such other office or account as CapMAC may direct. Payments received by CapMAC after 2:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day, and such extension of time shall be included in computing interest, commissions or fees, if any, in connection with such payment.

     (b) Whenever any payment under this Insurance Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest, commissions or fees, if any, in connection with such payment.

     SECTION 7.05 GOVERNING LAW. THIS INSURANCE AGREEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT, THE SURETY BOND OR OTHERWISE) IN WHICH THEY SHALL BE ADVERSE PARTIES.

     Section 7.06 Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 7.07 Paragraph Headings, Etc. The headings of paragraphs contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

     Section 7.08 Termination. This Insurance Agreement shall terminate on the later occur of (i) the date on which the Surety Bond terminates in accordance with the provisions thereof, and (ii) the release of all funds on deposit in the Spread Account in accordance with the provisions of Section 2.05(e) hereof.
The reimbursement provisions set forth in Section 2.04 hereof, and the provisions of Section 5.04, Section 5.06 and similar indemnification and reimbursement provisions contained in this Insurance Agreement, shall survive the termination of this Insurance Agreement and the termination of the Surety Bond. The obligation of CapMAC under Section 4.01(e) to hold information received by it in confidence shall survive termination of this Insurance Agreement and the termination of the Surety Bond.

     IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.



CAPITAL MARKETS ASSURANCE CORPORATION


By: /s/ Scott Mangan
    ------------------------------
    Name: Scott Mangan
    Title: Vice President


HEADLANDS MORTGAGE COMPANY,
in its individual capacity and as
Seller and Servicer


By: /s/ Kristen Decker
    ------------------------------
    Name: Kristen Decker
    Title: Sr. Vice President


HEADLANDS MORTGAGE SECURITIES, INC.,
as Sponsor


By: /s/ Becky Poisson
    ------------------------------
    Name: Becky Poisson
    Title: Vice President


THE FIRST NATIONAL BANK OF CHICAGO,
as Indenture Trustee


By: /s/ Richard Tarnas
    ------------------------------
    Name: Richard Tarnas
    Title: Vice President

                                                                       EXHIBIT A



                              FORM OF SURETY BOND

                                  SURETY BOND
                                PLEASE SEE TAB 9